UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 26, 2017

SILICON LABORATORIES INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-29823	74-2793174
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

400 West Cesar Chavez, Austin, TX	78701
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (512) 416-8500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On January 26, 2017, the Board of Directors of Silicon Laboratories Inc. (the “Company”) approved and adopted the Company’s Fourth Amended and Restated Bylaws (the “Restated Bylaws”), effective immediately. The Restated Bylaws were adopted to add a provision providing that each director shall be elected by the vote of a majority of the votes cast with respect to that director’s election at any meeting of stockholders for the election of directors at which a quorum is present; provided that if, as of the tenth day preceding the date the Company first transmits its notice of meeting for such meeting to the stockholders of the Company, or, at any time thereafter, the number of nominees exceeds the number of directors to be elected, the directors shall be elected by the vote of a plurality of the votes cast.

The foregoing description of the Restated Bylaws does not purport to be complete and is qualified in its entirety by reference to the Restated Bylaws, which is filed as Exhibit 3.2 hereto, and is incorporated into this report by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
3.2	Fourth Amended and Restated Bylaws of Silicon Laboratories Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILICON LABORATORIES INC.

January 27, 2017	/s/ John C. Hollister
Date	John C. Hollister Senior Vice President and Chief Financial Officer (Principal Financial Officer)

EXHIBIT INDEX

Exhibit No.	Description
3.2	Fourth Amended and Restated Bylaws of Silicon Laboratories Inc.